UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2011

CIFC CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Park Avenue, 5th Floor, New York, New York		10177
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 624-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On November 1, 2011, CIFC Corp. (the "Company") appointed Robert C. Milton III as General Counsel and Secretary of the Company, effective immediately. Mr. Milton has previously served as General Counsel of CIFC Asset Management LLC and its predecessor entity since 2008. Mr. Milton replaces Robert A. Contreras, who has resigned as General Counsel and Secretary of the Company, effective November 1, 2011, although we expect that he will continue with the Company in a transition and advisory role through at least December 31, 2011.

Mr. Contreras is entitled to receive through December 31, 2011 all previously described salary and bonus amounts provided under his retention agreement with the Company, dated April 14, 2011. The Company previously filed Mr. Contreras’ retention agreement as Exhibit 10.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

November 3, 2011	By:	/s/ Carl A. Colletti

Name: Carl A. Colletti
Title: Chief Financial Officer